UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

FORM 8-K

______________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 8, 2012

OM GROUP, INC.
(Exact Name of registrant as specified in its charter)

Delaware	001-12515	52-1736882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 Public Square, 1500 Key Tower, Cleveland, Ohio 44114-1221
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:	(216) 781-0083

Not Applicable
(Former name or former address, if changed since last report)
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Stockholders of OM Group, Inc. (the “Company”) was held on Tuesday, May 8, 2012.

Set forth below are the matters acted upon by OM Group, Inc. stockholders at the Annual Meeting, and the final voting results on each such matter.

1. Election of three directors to serve for terms expiring at the Company's annual meeting in 2015:

Name	Votes For	Votes Withheld	Broker Non-Votes	Total
Richard W. Blackburn	21,714,494	6,614,976	1,675,207	30,004,677
Steven J. Demetriou	21,529,716	6,799,754	1,675,207	30,004,677
Gordon A. Ulsh	21,717,882	6,611,588	1,675,207	30,004,677

2. Re-approval of the performance measurements set forth in the Company's Amended and Restated 2007 Incentive Compensation Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes	Total
25,130,239	2,436,861	762,370	1,675,207	30,004,677

3. Confirmation of the appointment of Ernst & Young LLP as the Company's independent registered public accountant for 2012:

Votes For	Votes Against	Abstentions	Broker Non-Votes	Total
29,213,613	783,273	7,791	—	30,004,677

4. An advisory vote regarding the compensation of the Company's named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes	Total
6,494,620	21,049,327	785,523	1,675,207	30,004,677

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OM GROUP, INC.
(Registrant)

Date:	May 11, 2012	By:	/s/ Valerie Gentile Sachs
Name: Valerie Gentile Sachs Title: Vice President, General Counsel and Secretary